EXHIBIT 21
                     SUBSIDIARIES OF MACDERMID, INCORPORATED
MacDermid's  principal,  wholly-owned,  subsidiaries  are  as  follows:
                                        Jurisdiction of
                                        Incorporation
                                        ---------------
Jager Juene, S.A.                       France
MacDermid Asia, Ltd                     Hong Kong
MacDermid Benelux BV                    Holland
MacDermid Canning, plc                  United Kingdom
MacDermid Chemicals, Inc.               Canada
MacDermid Equipment, Inc.               Connecticut
MacDermid Equipment Asia                Taiwan
MacDermid Equipment GmbH                Germany
MacDermid Espanola, S.A.                Spain
MacDermid France, S.A.                  France
MacDermid Galvanevet, SRL               Italy
MacDermid GmbH                          Germany
MacDermid GmbH Canning                  Germany
MacDermid Graphic Arts                  Delaware
MacDermid Hong Kong, Ltd.               Hong Kong
MacDermid Imaging Technology Asia       Hong Kong
MacDermid Imaging Technology Europe BV  Holland
MacDermid Italiana SRL                  Italy
MacDermid New Zealand, Ltd.             New Zealand
MacDermid Scandinavia                   Sweden
MacDermid S.A. (Pty.) Ltd.              South Africa
MacDermid Singapore, Pte. Ltd.          Singapore
MacDermid Suisse, S.A.                  Switzerland
MacDermid Taiwan, Ltd.                  Taiwan
Napp Systems Inc.                       California
Nippon MacDermid Co., Inc.              Japan
Rollin, S.A.                            France

In addition, the Corporation has several non operating subsidiaries which, in the aggregate, are not significant.